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                          IOWA FARM BUREAU FEDERATION
                            AND AFFILIATED COMPANIES


                               401(K) SAVINGS PLAN



                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1996

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                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----
ARTICLE I           ESTABLISHMENT
- ---------           -------------

     Section 1.1    Purpose. . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.2    Effective Date . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.3    Defined Terms and Interpretation . . . . . . . . . . . .  1

ARTICLE II          PARTICIPATION
- ----------          -------------

     Section 2.1    Initial Participation. . . . . . . . . . . . . . . . . .  2
     Section 2.2    Participation Upon Reemployment. . . . . . . . . . . . .  2

ARTICLE III         CONTRIBUTIONS
- -----------         -------------

     Section 3.1    Employee Salary Deferrals. . . . . . . . . . . . . . . .  3
     Section 3.2    Actual Deferral Percentage Test. . . . . . . . . . . . .  4
     Section 3.3    Matching Contributions . . . . . . . . . . . . . . . . .  4
     Section 3.4    Actual Contribution Percentage Test. . . . . . . . . . .  5
     Section 3.5    Profit Sharing Contributions . . . . . . . . . . . . . .  5
     Section 3.6    Employer Deduction Limitation. . . . . . . . . . . . . .  6
     Section 3.7    After-Tax Contributions. . . . . . . . . . . . . . . . .  6
     Section 3.8    Rollover Contributions . . . . . . . . . . . . . . . . .  6
     Section 3.9    Treatment of Employer Contributions. . . . . . . . . . .  7

ARTICLE IV          ALLOCATIONS, VALUATION AND VESTING
- ----------          ----------------------------------

     Section 4.1    Allocation of Contributions. . . . . . . . . . . . . . .  8
     Section 4.2    Allocation Limitations . . . . . . . . . . . . . . . . .  9
     Section 4.3    Valuation. . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 4.4    Vesting. . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 4.5    Forfeitures. . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V           DISTRIBUTIONS
- ---------           -------------

     Section 5.1    Timing of Distributions. . . . . . . . . . . . . . . . .  12
     Section 5.2    Forms of Distributions . . . . . . . . . . . . . . . . .  13
     Section 5.3    Death. . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 5.4    Location of Participant. . . . . . . . . . . . . . . . .  14
     Section 5.5    Hardship . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 5.6    Rollovers to Other Plans or IRAs . . . . . . . . . . . .  16

ARTICLE VI          LOANS
- ----------          -----

     Section 6.1    Availability of Loans. . . . . . . . . . . . . . . . . .  18
     Section 6.2    Amount of Loans. . . . . . . . . . . . . . . . . . . . .  18

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     Section 6.3    Terms and Conditions of Loans. . . . . . . . . . . . . .  18

ARTICLE VII         PLAN ADMINISTRATION
- -----------         -------------------

     Section 7.1    The Plan Administrator, Named Fiduciary, and
                    Agent for Legal Process. . . . . . . . . . . . . . . . .  20
     Section 7.2    The Committee. . . . . . . . . . . . . . . . . . . . . .  20
     Section 7.3    Powers and Duties. . . . . . . . . . . . . . . . . . . .  20
     Section 7.4    Organization and Operation . . . . . . . . . . . . . . .  20
     Section 7.5    Claims Procedure . . . . . . . . . . . . . . . . . . . .  21
     Section 7.6    Records and Reports. . . . . . . . . . . . . . . . . . .  22
     Section 7.7    Remuneration . . . . . . . . . . . . . . . . . . . . . .  22
     Section 7.8    Liability and Indemnification. . . . . . . . . . . . . .  22
     Section 7.9    Reliance on Statements . . . . . . . . . . . . . . . . .  23

ARTICLE VIII        TRUST ADMINISTRATION
- ------------        --------------------

     Section 8.1    Establishment of Trust . . . . . . . . . . . . . . . . .  24
     Section 8.2    Trust Payments . . . . . . . . . . . . . . . . . . . . .  24
     Section 8.3    Basic Responsibilities of the Trustee. . . . . . . . . .  24
     Section 8.4    Investment Powers and Duties of the Trustee. . . . . . .  24
     Section 8.5    Other Powers of the Trustee. . . . . . . . . . . . . . .  25
     Section 8.6    Duties of the Trustee Regarding Payments . . . . . . . .  27
     Section 8.7    Trustee's Compensation and Expenses and Taxes. . . . . .  28
     Section 8.8    Annual Report of the Trustee . . . . . . . . . . . . . .  28
     Section 8.9    Audit. . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 8.10   Resignation, Removal and Succession of the Trustee . . .  29
     Section 8.11   Transfer of Interest . . . . . . . . . . . . . . . . . .  30
     Section 8.12   Participant Voting Rights. . . . . . . . . . . . . . . .  31
     Section 8.13   Reversion. . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE IX          AMENDMENT, TERMINATION AND MERGER
- ----------          ---------------------------------

     Section 9.1    Amendment. . . . . . . . . . . . . . . . . . . . . . . .  32
     Section 9.2    Termination. . . . . . . . . . . . . . . . . . . . . . .  32
     Section 9.3    Merger, Consolidation or Transfer. . . . . . . . . . . .  32

ARTICLE X           TOP HEAVY PLANS
- ---------           ---------------

     Section 10.1   Top Heavy Plan Year. . . . . . . . . . . . . . . . . . .  33
     Section 10.2   Minimum Benefit. . . . . . . . . . . . . . . . . . . . .  33
     Section 10.3   Code Section 415 Changes . . . . . . . . . . . . . . . .  34
     Section 10.4   Minimum Vesting. . . . . . . . . . . . . . . . . . . . .  34

ARTICLE XI          GENERAL PROVISIONS
- ----------          ------------------

     Section 11.1   Governing Law. . . . . . . . . . . . . . . . . . . . . .  35

                                       ii

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     Section 11.2   Power to Enforce . . . . . . . . . . . . . . . . . . . .  35
     Section 11.3   Alienation of Benefits . . . . . . . . . . . . . . . . .  35
     Section 11.4   Not an Employment Contract . . . . . . . . . . . . . . .  35
     Section 11.5   Discretionary Acts . . . . . . . . . . . . . . . . . . .  35
     Section 11.6   Interpretation . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE XII         DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .  37
- -----------         -----------

                                       iii

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                            ARTICLE I--ESTABLISHMENT
                            ------------------------

SECTION 1.1  PURPOSE.

     The primary purpose of the Plan is to provide retirement benefits to Participants. The Plan is intended to be a defined contribution plan which is qualified under Section 401(a) of the Code, and the Trust is intended to be exempt from tax under Section 501(a) of the Code. Additionally the Plan is intended to be a profit sharing plan that permits cash or deferred contributions under Section 401(k) of the Code.

SECTION 1.2  EFFECTIVE DATE.

     The Plan is effective January 1, 1987. The effective date of this restatement (unless otherwise provided) is also January 1, 1987. Except as otherwise provided under the Code or ERISA, the rights of any Employee whose employment has terminated (or the rights of any beneficiary or Spouse of the Employee) shall be determined under the provisions of the Plan, if any, which were in effect on the date such employment terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such Employee. The Plan and Trust are intended to comply with the provisions of the Act.

SECTION 1.3  DEFINED TERMS AND INTERPRETATION.

     (a) Throughout the Plan certain words and phrases have meanings which are specifically defined for purposes of the Plan. These words and phrases can be identified in that the first letter of the word or phrase is capitalized. The definitions of these words and phrases are set forth in Article XII, hereof.

     (b) The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire document and not to any particular provisions. The titles and headings of the provisions in this document are inserted merely for convenience of reference and shall be given no legal effect.

     (c) Wherever appropriate, pronouns of any gender shall be deemed synonymous as shall singular and plural pronouns.

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                            ARTICLE II--PARTICIPATION
                            -------------------------

SECTION 2.1  INITIAL PARTICIPATION.

     Each Eligible Employee who was employed on or before December 31, 1987 shall become a Participant in the Plan as of their employment date. Each other Eligible Employee shall become a Participant in the Plan on the Entry Date (if employed on that date) coincident with or immediately following the later of his attainment of age 21 or one (1) Year of Service.

     With respect to participation in profit sharing contributions under Section 3.5, Agency Managers and Assistant Agency Managers shall be eligible and shall become a Participant with respect to those contributions on the Entry Date (if employed on that date) coincident with or immediately following the later of his attainment of age 21 or two (2) Years of Service.

SECTION 2.2  PARTICIPATION UPON REEMPLOYMENT.

     A Participant whose employment terminates shall reenter the Plan as a Participant on his date of reemployment. An Eligible Employee who has satisfied the requirements set forth in Section 2.1, but who terminates employment prior to becoming a Participant shall become a Participant in the Plan on the later of the Entry Date on which he would have entered the Plan had he not terminated employment or the date of his reemployment. An Eligible Employee who terminates employment prior to satisfying the eligibility requirements set forth in Section 2.1 shall become a Participant in accordance with the provisions of Section 2.1.

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                           ARTICLE III--CONTRIBUTIONS
                           --------------------------

SECTION 3.1  EMPLOYEE SALARY DEFERRALS.

     (a) A Participant may elect, in writing, to defer a portion of his Compensation during a Plan Year. The amount of such deferral shall not be less than one percent (1%). Additionally, a Participant's unused Flexible Credits for a Plan Year shall be deferred pursuant to the Flexible Benefit Plan. The deferral of Flexible Credits, when aggregated with the Participant's deferral of Compensation shall not however exceed twenty-five percent (25%) of the Participant's 415 Compensation for the Plan Year. This written election must be delivered to the Committee no later than fifteen (15) days prior to the Participant's Entry Date.

     (b) A Participant who has made an election under Section 3.1(a), may change such election, in writing, no more than once each calendar quarter. Such written notice of a change must be delivered to the Committee no later than fifteen (15) days prior to the first day of the payroll period for which the change is effective.

     (c) If a Participant has made an election under Section 3.1(a) or changed his election under Section 3.1(b), such election shall remain in effect in all subsequent Plan Years until such time as the Participant changes his election.

     (d) Any election to defer Compensation under this Section 3.1 shall be in a form and manner determined by the Committee.

     (e) A Participant's Salary Deferral Contributions made under this Plan and all other qualified plans, contracts or arrangements maintained by the Employer shall not exceed, during any taxable year, the dollar limitation imposed by Section 402(g) of the Code, as in effect at the beginning of such taxable year. This dollar limitation shall be adjusted pursuant to the method provided in Section 402(g)(5) of the Code.

     (f) In the event the amount of a Participant's Salary Deferral Contributions exceeds the amount referred to in Section 3.1(e) with respect to any Participant's taxable year, such excess amount (including income allocable thereto) shall be returned to the Participant no later than April 15 of the taxable year following the taxable year in which such excess amount was deferred.

     (g) In the event a Participant is also a participant in (i) another qualified cash or deferred arrangement (as defined in Code Section 401(k)), (ii) a simplified employee pension plan (as defined in Code
          Section 408(k)), or (iii) a salary reduction arrangement (as defined in Code Section 3121(a)(5)(D)), and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangement(s) and this Plan exceed the dollar amount referred to in Section 3.1(e) with respect to the Participant's taxable year, the Participant may, not later than March 1 following the end of the taxable year, notify the Committee in writing of such excess allocable to this Plan, and request

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          that a specific amount of his Salary Deferral Contributions (and income allocable thereto) be returned no later than April 15 of the taxable year following the taxable year in which such amount was deferred.

     (h) Notwithstanding any Plan provision to the contrary, effective January 1, 1994, no Participant shall be permitted to elect to defer a portion of his Compensation and no additional Employee Salary Deferrals shall be permitted to be made under the Plan.

SECTION 3.2  ACTUAL DEFERRAL PERCENTAGE TEST.

     (a) As of the last day of each Plan Year, the Committee shall determine the Actual Deferral Percentage for the Highly Compensated Group and the Actual Deferral Percentage for the Non-Highly Compensated Group. In the event the Actual Deferral Percentage for the Highly Compensated Group shall exceed the maximum amount permitted by this Section 3.2(a), the amount of the Salary Deferral Contributions allocated to the Deferral Account of each Participant in the Highly Compensated Group for that Plan Year shall be reduced in accordance with Section 3.2(c). For each Plan Year, the Actual Deferral Percentage for the Highly Compensated Group may not exceed an amount equal to the greater of:

          (1) 1.25 multiplied by the Actual Deferral Percentage for the Non-Highly Compensated Group; or

          (2) the Actual Deferral Percentage for the Non-Highly Compensated Group plus two percentage points, provided that the Actual Deferral Percentage for the Highly Compensated Group is not more than two (2) times the Actual Deferral Percentage for the Non-Highly Compensated Group.

     (b) However, if necessary in order to prevent the "multiple use" as described in Section 401(m)(9)(A) of the Code, of the alternative described in Section 3.2(a)(2), certain Participants who are members of the Highly Compensated Group, shall have their actual deferral ratios reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

     (c)  In the event the Committee determines that the limitation imposed by
          Section 401(k)(3) of the Code and Section 3.2(a) has been exceeded, the Committee shall make a distribution of excess Salary Deferral Contributions (including income allocable thereto) no later than the last day of the Plan Year following the Plan Year in which the Salary Deferral Contributions were made. This distribution of excess Salary Deferral Contributions shall be made in the manner described in
          Section 401(k)(8) of the Code.

SECTION 3.3  MATCHING CONTRIBUTIONS.

     Each Plan Year the Employer may contribute a Matching Contribution to the Trust. The Matching Contribution shall be equal to a percent of the aggregate amount of Compensation

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     and Flexible Credits contributed to each Participant's Deferral Account for such Plan Year. This percentage shall be determined with respect to each Plan Year prior to the beginning of such Plan Year by the Board of Directors in its sole discretion.

SECTION 3.4  ACTUAL CONTRIBUTION PERCENTAGE TEST.

     (a) As of the last day of each Plan Year, the Committee shall determine the Actual Contribution Percentage for the Highly Compensated Group and the Actual Contribution Percentage for the Non-Highly Compensated Group. In the event the Actual Contribution Percentage for the Highly Compensated Group shall exceed the maximum amount permitted by this
          Section 3.4(a), the amount of the After-Tax Contribution or Matching Contribution made by or on behalf of each Participant in the Highly Compensated Group for that Plan Year shall be reduced in accordance with Section 3.4(c). For each Plan Year, the Actual Contribution Percentage for the Highly Compensated Group may not exceed an amount equal to the greater of:

          (1) 1.25 multiplied by the Actual Contribution Percentage for the Non-Highly Compensated Group; or

          (2) the Actual Contribution Percentage for the Non-Highly Compensated Group plus two (2) percentage points, provided that the Actual Contribution Percentage for the Highly Compensated Group is not more than two (2) times the Actual Contribution Percentage for the Non-Highly Compensated Group.

     (b) However, if necessary in order to prevent the "multiple use", as described in Section 401(m)(9)(A) of the Code, or the alternative described in Section 3.4(a)(2), certain Participants who are members of the Highly Compensated Group shall have their actual contribution ratios reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

     (c)  In the event the Committee determines that the limitation imposed by
          Section 3.4(a) has been exceeded, the Committee shall make a distribution of excess After-Tax Contributions (including income allocable through the December 31 of the Plan Year during which the After-Tax Contributions were made) and/or Matching Contributions (including income allocable through the December 31 of the Plan Year during which the Matching Contributions were made) no later than the last day of the Plan Year following the Plan Year in which such After-Tax Contributions and Matching Contributions were made. The distribution of excess After-Tax Contributions and Matching Contributions shall be made in the manner described in Section 401(m)(6) of the Code.

SECTION 3.5  PROFIT SHARING CONTRIBUTIONS.

     Each Plan Year the Employer may make a Profit Sharing Contribution to the Trust. This contribution shall be in addition to the Matching Contribution made under Section 3.3. The

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     amount of the Profit Sharing Contribution shall be determined for each Plan
     Year by the Board of Directors. Eligibility for such contributions shall be limited to Participants who are Agency Managers or Assistant Agency Managers. The Board of Directors shall set forth the contribution as a percentage of that portion of Compensation which consists of base salary, a percentage of that portion of Compensation which consists of mutual overwrite commissions, and a percentage of that portion of Compensation which consists of first year life overwrite commissions.

SECTION 3.6  EMPLOYER DEDUCTION LIMITATION.

     In no event shall the sum of Salary Deferral Contributions, Matching Contributions and Profit Sharing Contributions for any Plan Year exceed the amount deductible for such Plan Year under Section 404 of the Code.

SECTION 3.7  AFTER-TAX CONTRIBUTIONS.

     (a) A Participant may elect, in writing, to contribute a portion of his Compensation during a Plan Year as an After-Tax Contribution. The amount of such contributions shall not be less than one percent (1%), nor more than twenty percent (20%). This written election must be delivered to the Committee no later than fifteen (15) days prior to the Participant's Entry Date.

     (b) A Participant who has made an election under Section 3.7(a), may change such election, in writing, no more than once each calendar quarter. Such written notice of a change must be delivered to the Committee no later than fifteen (15) days prior to the first day of the payroll period for which the change is effective.

     (c) If a Participant has made an election under Section 3.7(a), or changed his election under Section 3.7(b), such election shall remain in effect in all subsequent Plan Years until such time as the Participant changes his election.

     (d) Any election to contribute Compensation on an after-tax basis under this Section 3.7 shall be in a form and manner determined by the Committee. After-Tax Contributions shall be made only through payroll withholding.

SECTION 3.8  ROLLOVER CONTRIBUTIONS.

     (a) An Employee eligible to participate in the Plan, regardless of whether he has satisfied the participation requirements of Section 2.1, who, as a result of a plan termination, termination of employment, disability, or attainment of age 59 1/2, has had distributed to him within one (1) taxable year, his entire interest from another plan which qualifies under Section 401(a) of the Code may, in accordance with procedures approved by the Committee, transfer the distribution received from such plan to the Trustee provided the following conditions are met:

          (1) the transfer occurs on or before the 60th day following such Employee's

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               receipt of the distribution from such other plan or, if such distribution had previously been deposited in an Individual Retirement Account (as defined in Section 408 of the Code), the transfer occurs on or before the 60th day following such Employee's receipt of such distribution plus earnings thereon from his Individual Retirement Account;

          (2) distribution from such other plan qualified as a lump sum distribution within the meaning of Section 402(e)(4)(A) of the Code, or as a distribution incident to a plan termination for which a rollover to an Individual Retirement Account is allowed under Subsection 402(a)(5)(A) of the Code.

     (b) The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a rollover, as the Committee deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section 3.8. Upon approval by the Committee, the amount rolled over shall be deposited in the Trust and shall be credited to his Rollover Account. Such account shall share in income allocations in accordance with Section 4.3, but shall not share in Employer contribution allocations. Upon termination of employment, the total amount of the Employee's Rollover Account shall be distributed in accordance with Article V.

     (c) Upon such a transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 2.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

SECTION 3.9  TREATMENT OF EMPLOYER CONTRIBUTIONS.

     For purposes of satisfying the actual deferral percentage test, as set forth in Section 3.2, the Employer may elect to treat Matching Contributions as qualified matching contributions in the manner set forth in Sections 401(k) and 401(m) of the Code, and the regulations thereunder. Additionally, the Employer may elect to treat Profit Sharing Contributions as qualified nonelective contributions in the manner set forth in Section 401(k) of the Code, and the regulations thereunder.

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                       ARTICLE IV--ALLOCATIONS. VALUATION
                       ----------------------------------
                                   AND VESTING
                                   -----------

SECTION 4.1  ALLOCATION OF CONTRIBUTIONS.

     (a) If a Participant elects under Section 3.1 to defer a portion of his Compensation, the Employer shall allocate a Salary Deferral Contribution to the Participant's Deferral Account in an amount equal to the amount such Participant has elected to defer. The Salary Deferral Contribution shall be made no later than sixty (60) days following the close of the payroll period with respect to which the Participant has elected to defer a portion of his Compensation.

     (b)  As of the Valuation Date, Matching Contributions made under Section
          3.3 shall be allocated to the Employer Contribution Account of each Participant electing to defer a portion of his Compensation or Flexible Credits under Section 3.1. The amount allocated to a Participant shall equal the amount contributed to the Trust with respect to such Participant under Section 3.3.

     (c) Profit Sharing Contributions made under Section 3.5 shall be allocated to each eligible Participant's Profit Sharing Account according to the percentages set by the Board of Directors of the types of Compensation earned during the Plan Year. Only Compensation earned after a Participant's Entry Date shall be counted for purposes of contributions. A Participant does not have to have a minimum number of Hours of Service or be employed on the last day of a Plan Year to have Profit Sharing Contributions allocated to his account.

          In the event an allocation of a Profit Sharing Contribution to the account of a Highly Compensated Employee would result in any violation of Section 401(a)(4) or Section 410(b) of the Code, or would result in any denial of a tax deduction under Section 404 of the Code with respect to the Plan Year for which the contribution is to be made, the allocation to such Participant's account shall be reduced accordingly in such a manner that any such violation or denial of tax deduction shall not occur. The overall contribution made by the Employer shall be reduced in any such case and shall not be paid to the Plan.

     (d) To enable the Committee to make allocations under this Section 4.1 the Employer will provide the Committee, from time to time, a list of Employees eligible to receive an allocation for such Plan Year, together with any other information the Committee deems necessary.

     (e) For any Plan Year which is a short plan year of less than twelve (12) full months in duration, the 1,000 Hours of Service requirement, in
          Section 4.1(c), shall be prorated by multiplying 1,000 hours by the fraction consisting of the number of months in the short plan year over twelve (12).

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     (f)  Notwithstanding Sections 4.1(b), if the Employer elects to treat
          Matching Contributions and Profit Sharing Contributions as qualified matching and nonelective contributions under Section 3.9, the allocation of these contributions shall be made in the manner set forth in Code Sections 401(k).

     (g) If a Participant elects under Section 3.7 to contribute a portion of his Compensation as an After-Tax Contribution, such After-Tax Contribution shall be allocated to the Participant's After-Tax Contribution in an amount equal to the amount such Participant has elected to contribute. The After-Tax Contribution shall be paid to the Trustee as soon as administratively feasible, but in any event, no later than sixty (60) days following the close of the payroll period with respect to which the Participant has elected to contribute a portion of his Compensation.

SECTION 4.2  ALLOCATION LIMITATIONS.

     (a) ONE OR MORE DEFINED CONTRIBUTION PLANS. If the Employer does not maintain any other qualified retirement plan, the amount of Annual Additions which may be allocated under the Plan on behalf of a Participant for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan. Prior to the determination of the Participant's actual 415 Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual 415 Compensation for such Limitation Year. Such estimated annual 415 Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contributions which are based on estimated annual 415 Compensation shall be reduced by any Excess Amounts carried over from prior years.

          As soon as is administratively feasible after the end of the Plan Year, the Maximum Permissible Amount for such Plan Year shall be determined on the basis of the Participant's actual 415 Compensation for such Limitation Year. If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's 415 Compensation, or other facts and circumstances to which Regulation
          Section 1.415-6(b)(6) shall apply, there is an Excess Amount with respect to a Participant for the Limitation Year, such amount shall first be reduced by refunding After-Tax Contributions, if any, and earnings to the Participant, and if an Excess Amount still exists after refunding such After-Tax Contributions and earnings, such remaining amount will be held in a suspense account. The amount in the suspense account will be used in the next Limitation Year (and succeeding Limitation Years if necessary) to reduce Matching Contributions for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year and is due a Matching Contribution. If the Participant is not covered or is not due a Matching Contribution, the suspense account shall be allocated and reallocated in the next Limitation Year (and succeeding Limitation Years if necessary) by using one of the other methods available under Regulation Section 1.415-6(b)(6).

          If a suspense account is in existence at any time during the Plan Year pursuant to this

          Section 4.2, it will not participate in the allocation of investment gains and losses of the Trust.

          If, in addition to the Plan, the Employer maintains any other qualified defined contribution plan, the amount of Annual Additions which may be allocated under the Plan on behalf of a Participant for a Limitation Year, shall not exceed the lesser of:

          (1) the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under such other defined contribution plan(s); or

          (2)  any other limitation contained in this Section 4.2.

          If a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated. If an Excess Amount was allocated to a Participant on an allocation date of another plan, the Excess Amount attributed to the Plan will be the product of:

          (1) the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of
               Section 415 of the Code), multiplied by:

          (2)  the quotient of

               i. the amount allocated to the Participant as of such date under the Plan, divided by

               ii. the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

     (b) ONE OR MORE DEFINED CONTRIBUTION PLANS AND ONE OR MORE DEFINED BENEFIT PLANS. If the Employer maintains one or more defined contribution plans and one or more defined benefit plans, the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction cannot exceed one (1) for any Limitation Year.

          For purposes of this Section 4.2(b), employee contributions to a qualified defined benefit plan are treated as a separate defined contribution plan.

          For purposes of this Section 4.2(b), all defined contribution plans of the Employer are to be treated as one defined contribution plan and all defined benefit plans of the Employer are to be treated as one defined benefit plan, whether or not such plans have been terminated.

          If the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction exceeds one (1), the Annual Addition to the defined contribution plan for the

          Limitation Year shall be reduced so that the sum of the fractions will not exceed one (1).

SECTION 4.3  VALUATION.

     As soon as practicable after each Valuation Date, and at such other date or dates deemed appropriate by the Committee, the Trustee shall determine the fair market value of the assets of the Trust. Allocations of gains and losses of Trust assets since its last valuation shall be made to the Accounts of Participants in a uniform and nondiscriminatory manner as permitted under the Code and ERISA.

SECTION 4.4  VESTING.

     Each Participant shall at all times be fully vested in his Accounts.

SECTION 4.5  FORFEITURES.

     If a forfeiture arises due to events described in Section 5.4, the forfeited amount shall be used to reduce the Matching Contribution for the Plan Year following the Plan Year in which the forfeiture occurred.

                            ARTICLE V--DISTRIBUTIONS
                            ------------------------

SECTION 5.1  TIMING OF DISTRIBUTIONS.

     (a) A Participant's Accounts are not distributable to a Participant or his beneficiary any earlier than upon the occurrence of the following:

          (1)  the Participant's separation from service, death, or disability;

          (2) the termination of the Plan without the establishment of a successor plan, as defined under Proposed Regulation Section 1.401(k)-1(d)(1)(iii);

          (3) the sale or disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer, but only with respect to Participants who continue employment with the corporation acquiring such assets;

          (4) the sale or disposition by the Employer to an unrelated entity of the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), but only with respect to Participants who continue employment with such subsidiary;

          (5)  the hardship of the Participant as described in Section 5.5.

     (b) If a Participant separates from service, the Participant may elect, in writing, a distribution of his Accounts. Distribution of the Participant's Accounts shall commence no later than sixty (60) days after the end of the Plan Year in which such written election is received by the Committee.

     (c) If the written election described in Section 5.1(b) is not made, the distribution of a Participant's Accounts shall commence no later than sixty (60) days after the Valuation Date coincident with or next following the later of:

          (1)  the date the Participant attains Normal Retirement Age;

          (2)  the date the Participant separates from service; or

          (3) the 10th anniversary of the Participant's participation in the Plan.

     (d) Notwithstanding any contrary Plan provision, the commencement of distribution of a Participant's Accounts shall not be delayed beyond April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

SECTION 5.2  FORMS OF DISTRIBUTIONS.

     (a) LUMP SUM CASH-OUT. If, upon the Valuation Date following a Participant's separation from service, the value of the Participant's Accounts is equal to or less than $3,500, the Trustee shall distribute the vested portion of the Participant's Accounts. This distribution shall be made no later than sixty (60) days following such Valuation Date. Notwithstanding any contrary Plan provision, this distribution shall be made in the form of a single lump sum. Additionally, this distribution shall not require the consent of the Participant. A Participant who is not vested in his Accounts shall be deemed to receive a distribution under this Section 5.2(a) upon separation from service.

     (b) ALTERNATIVE FORMS. If, upon the Valuation Date following a Participant's separation from service, the value of the Participant's Accounts is greater than $3,500, the Participant may elect in writing one of the following alternative forms of distribution:

          (1)  a single lump sum; or,

          (2)  substantially equal annual installments.

     (c) SPECIAL RULES. Notwithstanding any contrary Plan provision, a Participant shall not be permitted to elect a form of distribution under which the present value of the retirement benefits payable solely to the Participant will be less than 50% of the present value of the total retirement benefits payable to the Participant and his beneficiaries.

          Additionally, a Participant's Accounts shall be distributed over a period not extending beyond the life expectancy of such Participant, or over a period not extending beyond the joint life and last survivor expectancy of the Participant and a designated beneficiary. Where the distribution of a Participant's Accounts has commenced, and such Participant dies before the entire amount in his Accounts has been distributed, the remaining portion of his Accounts shall be distributed at least as rapidly as provided in the preceding sentence, as of the date of his death.

          If the Participant dies prior to the time distribution of his Accounts has commenced, his entire Accounts shall be paid within five (5) years of his death; however, if he has designated a beneficiary to receive the balance of his Accounts, such payments may be made over a period not to exceed the life expectancy of such designated beneficiary provided that such payments commence no later than one (1) year from the date of such Participant's death.

          Notwithstanding the foregoing paragraph, if such Participant dies prior to the commencement of distribution of his Accounts and such Participant's designated beneficiary is his surviving Spouse, the distribution of his Accounts shall be made over the life expectancy of such surviving Spouse, and shall commence no later than the year such Participant would have attained age 70 1/2, but for his death.

          If a Participant's designated beneficiary is his surviving Spouse, and such Spouse dies prior to her receipt of the deceased Participant's Accounts, the balance of such benefit shall be distributed to such Spouse's designated beneficiary. Payments shall be made over a period not exceeding the life expectancy of such beneficiary and shall commence within one (1) year after such Spouse's death.

SECTION 5.3  DEATH.

     (a) If a Participant dies prior to the distribution of all or any portion of his Accounts, the balance of his Accounts shall be paid to his Spouse. If a Participant fails to name a beneficiary in accordance with Section 5.3(b), or if the beneficiary named by a Participant predeceases him, then the Participant's Accounts shall be paid to his estate by the Trustee.

     (b) Notwithstanding Section 5.3(a), a Participant may elect an alternate beneficiary, provided that the following requirements are met: i) a Participant's Spouse consents in writing to such election; ii) such election designates a beneficiary which may not be changed without spousal consent (or the consent of the Spouse expressly permits designations by the Participant without any requirement of further consent by the Spouse); and iii) the Spouse's consent acknowledges the effect of such election and is witnessed by a notary public. Notwithstanding the foregoing requirements, if it is established to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or because the Spouse cannot be located, the requirements shall be deemed to have been met. Any consent under this paragraph shall be effective only with respect to such Spouse. Additionally, a revocation of a prior waiver may be made by a Participant without consent of the Spouse at any time before commencement of benefits.

SECTION 5.4  LOCATION OF PARTICIPANT.

     In the event that all or any portion of a distribution payable to a Participant or his beneficiary hereunder which exceeds $3,500 shall, at the expiration of three (3) years (or, if a longer time period, the time by which under state law such benefit would escheat) after it becomes payable, remain unpaid solely by reason of the inability of the Committee to ascertain the whereabouts of such Participant or his beneficiary, the amount so distributable shall be treated as a forfeiture pursuant to
     Section 4.5 of the Plan. For such distribution payable which does not exceed $3,500, the amount shall be treated as a forfeiture after one (1) year after it becomes payable. Such forfeitures shall occur only after the Committee has sent a registered letter, return receipt requested, to the last known address of the Participant or his beneficiary.

SECTION 5.5  HARDSHIP.

     (a) A Participant may receive a distribution of up to one hundred percent (100%) of the After-Tax Contributions (and earnings) allocated to his After-Tax Contribution Account under Section 4.1(g), valued as of the last Valuation Date, in the event of financial hardship. If after having received all amounts allocated to his After-Tax Contribution Account, a financial hardship still exists, a Participant may receive a distribution of up to one hundred percent (100%) of the Salary Deferral Contributions allocated to his Deferral Account under Section 4.1(a), valued as of the last Valuation Date. The determination of whether the Participant is experiencing financial hardship shall be determined by the Committee, and shall be limited to the following:

          (1) Medical expenses under Code Section 213(d) incurred by the Participant or the Participant's spouse or dependents as that term is defined in Section 152 of the Code or expenses necessary for these persons to obtain medical care described in 213(d) of the Code;

          (2) the purchase (excluding mortgage payments) of the Participant's principal residence;

          (3) the payments of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, or the Participant's children or dependents as that term is defined in Section 152 of the Code;

          (4) the Participant's need to prevent the eviction from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or,

          (5) such other events that the Commissioner of the Internal Revenue Service specifies, through the publication of revenue rulings, notices and other documents of general availability, as giving rise to an immediate and heavy financial need.

     (b) A hardship distribution may only be made if it is necessary in light of immediate and heavy financial need of the Participant, such amount does not exceed the amount necessary to meet such immediate and heavy financial need and the amount is not reasonably available from other financial resources of the Participant. A distribution will be treated as necessary to satisfy a financial need if the Participant provides the Committee with a written sworn statement that the financial need cannot be relieved:

          (1)  through reimbursement or compensation by insurance or otherwise;

          (2) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

          (3)  by cessation of Salary Deferral Contributions under this Plan;
               and

          (4) by other distributions or nontaxable loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

     (c) Application for hardship distribution from a Participant's Deferral Account shall be made in a form prescribed by the Committee, and the Committee shall act on a Participant's request within thirty (30) days of the time the application is submitted.

     (d) Notwithstanding any contrary provision, the earnings on a Participant's Deferral Account shall not be distributable solely upon the occurrence of a financial hardship as described in this Section 5.5.

SECTION 5.6  ROLLOVERS TO OTHER PLANS OR IRAS.

     This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution (provided such portion exceeds at least $200) paid directly to an eligible retirement plan specified by the distributee in a direct rollover, as defined below:

     DEFINITIONS:

     (a) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

          (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's beneficiary, or for a specified period of ten (10) years or more;

          (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

          (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (b) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, and annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (c) DISTRIBUTEE. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (d) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                ARTICLE VI--LOANS
                                -----------------

SECTION 6.1  AVAILABILITY OF LOANS.

     (a) The provisions of this Article VI shall be subject to such conditions and limitations as the Committee deems necessary for administrative convenience and to preserve the tax-qualified status of the Plan. The Committee is designated to administer the participant loan program. Any Participant may apply for a loan from the Plan. For purposes of this Section, "Participant" means any participant or beneficiary who is a party in interest (as determined under Section 3(14) of ERISA) with respect to the Plan. A Participant must apply for each loan in writing on a form prescribed by the Committee which states the specifics of the loan request.

SECTION 6.2  AMOUNT OF LOANS.

     The maximum aggregate dollar amount of such loan, when added to the Participant's outstanding balance of all other loans, must not exceed the lesser of fifty percent (50%) of the Participant's account balance, or $50,000, reduced by the excess (if any) between the highest outstanding balance of loans during the one- (1) year period preceding the date the loan is made, and the outstanding balance of loans on the date the loan is made.

SECTION 6.3  TERMS AND CONDITIONS OF LOAN.

     (a) The Committee shall document every loan in the form of a promissory note signed by the Participant for the face amount of the loan, together with a commercially reasonable rate of interest. The rate of interest shall be one and one-half percent (1 1/2%), plus the current interest rate in effect at the time of the loan on the Companies' FBL Flexible Premium Deferred Annuities. This rate shall be deemed a commercially reasonable rate of interest based on the security of the loan and the term of the loan.

     (b) Participant loans made hereunder shall be secured solely by up to fifty percent (50%) of the value of a Participant's Accounts, as determined on the date of the loan. Principal and interest on such loans shall be paid in equal installments at least quarterly. Repayments of the loans shall be made via payroll deduction. The term of a loan made to a Participant may not extend beyond five (5) years, unless such loan is used to acquire a dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant.

     (c) The Committee shall treat a loan in default if any scheduled payment is not made within ten (10) days of its due date. The Participant will have the opportunity to repay the loan or resume current status of the loan by paying any missed payment plus interest. If the Participant separates from service, the note automatically becomes due an payable in full. If the loan remains in default after such separation from service, the Committee may, to the extent a distribution of the Participant's Accounts is permissible under the Plan, offset the Participant's account balance by the outstanding balance of the loan.

     (d) The loan program is not intended to place other Participants at risk with respect to their interests in the Plan, therefore, any Participant loan is treated as a directed investment of that Participant's Accounts. The principal amount of the loan shall be taken from the Participant's Account and all such interest and principal payments will be credited to the particular Participant's Accounts. The Committee may also charge that portion of the Participant's Accounts with the expenses directly related to the organization, maintenance and collection of the note.

                        ARTICLE VII--PLAN ADMINISTRATION
                        --------------------------------

SECTION 7.1 THE PLAN ADMINISTRATOR, NAMED FIDUCIARY, AND AGENT FOR SERVICE OF LEGAL PROCESS.

     Iowa Farm Bureau Federation, shall be the "named fiduciary" (as defined in Section 402(a)(2) of ERISA), the "administrator" (as defined in Section 3(16) of ERISA and Section 414(g) of the Code), and the agent for service of legal process of the Plan. The actual administrative matters of the Plan are delegated to the Committee, and the Committee shall be vested in the powers and duties pursuant to Section 7.3 of the Plan.

SECTION 7.2  THE COMMITTEE.

     The Board of Directors shall appoint the Committee to administer the Plan. The Committee shall consist of officers or other employees of the Employer, or any other persons who shall serve at the request of the Board of Directors. Any member of the Committee may resign by delivering a written resignation to the Board of Directors and to the Committee. Vacancies on the Committee, which result from resignation, death, removal, or otherwise, shall be filled by the Board of Directors. Furthermore, the Employer shall be the Committee until such time as the Board of Directors appoints a Committee.

SECTION 7.3  POWERS AND DUTIES.

     (a) The Committee shall make rules and regulations for the administration of the Plan in accordance with the provisions of the Plan's terms, and shall have all powers necessary to carry out such provisions. The Committee shall interpret the Plan and shall determine all questions arising in the administration and application of the Plan. Any such interpretation or determination by the Committee shall be conclusive and binding on all persons.

     (b) At the direction of the Committee, distributions to minors or persons under legal disability may be made by the Trustee directly to such persons or to the legal guardians or conservators of such persons, as permitted under state law. The Employer, the Committee, and the Trustee shall not be required to see to the application of any such distributions so made to any of such persons, but his or their receipt thereof shall be a full discharge of the Employer, the Committee, and the Trustee of any obligation under the Plan or the Trust.

SECTION 7.4  ORGANIZATION AND OPERATION.

     The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or by written consent without a meeting. The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Employer, in writing, of such authorization and the name or names of its member or members so designated. The Employer thereafter shall accept and rely on any documents executed by said member of the Committee or members as representing action by the Committee until the Committee shall file with the Employer a written revocation of such designation. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and may appoint such accountants, counsel, specialists, actuaries, and other persons as it deems necessary or desirable in connection with the administration and maintenance of the Plan. The Committee shall have the authority to control and manage the operation and administration of the Plan.

SECTION 7.5  CLAIMS PROCEDURE.

     (a) A claim for benefits under the Trust shall be filed on an application form supplied by the Committee. Written notice of the disposition of the claim shall be furnished the claimant within ninety (90) days after an application form is received by the Committee, unless special circumstances (as determined by the Committee) require an extension for processing the claim. If such an extension is required, the Committee shall render a decision as soon as possible subsequent to the ninety- (90) day period, but such decision shall not be rendered later than one hundred eighty (180) days after the application form is received by the Committee. Written notice of such extension shall be furnished to the claimant prior to the commencement of the extension indicating the special circumstances requiring such extension and the date by which the Committee expects to render the decision on the claim. In the event the claim is denied, the Committee shall set forth in writing the reasons for the denial and shall cite pertinent provisions of the Plan and Trust. In addition, the Committee shall provide a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such information is necessary shall be furnished, and appropriate information as to the steps to be taken if the Participant or beneficiary wish to submit such claim for review as provided in
          Section 7.5(b).

     (b) A Participant or beneficiary whose claim under Section 7.5(a) has been denied shall be entitled to the following rights if exercised within sixty (60) days after written denial of a claim is received:

          (1) to request a review of the claim upon written application to the Committee;

          (2)  to review documents associated with the claim; and

          (3)  to submit issues and comments in writing to the Committee.

     (c)  If a Participant or a beneficiary requests a review of the claim under
          Section 7.5(b), the Committee shall conduct a full review (including a formal hearing if desired) of such request, and a decision on such request shall be made within sixty (60) days after the Committee has received the written request for review from the Participant or the beneficiary. However, special circumstances (such as a need for full hearing on request) can allow the Committee to extend the decision on such request, but the decision shall be rendered no later than one hundred twenty (120) days after receipt of the request for review. Written notice of such an extension shall be furnished to the Participant or the beneficiary prior to the commencement of the extension. The decision of the Committee on review shall be set forth in writing and shall include specific reasons for the decision as well as specific references to the pertinent provisions of the Plan or Trust on which the decision is based.

SECTION 7.6  RECORDS AND REPORTS.

     (a) The Committee shall be entitled to rely upon certificates, reports and opinions provided by an accountant or legal counsel employed by the Employer or Committee. The Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan.

     (b) Each Participant and each Participant's designated beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or beneficiary at the last post office address filed with the Committee, or if no address is filed with the Committee, the last post office address as shown on the Employer's records, will be binding on the Participant and his beneficiary for all purposes of the Plan. Neither the Committee nor the Trustee shall be required to search for or locate a Participant or a beneficiary.

SECTION 7.7  REMUNERATION.

     Unless otherwise determined by the Employer, the members of the Committee shall serve without remuneration for services to the Plan and Trust; however, all expenses of the Committee shall be paid by the Employer. Such expenses shall include any expenses incidental to the functioning of the Committee, including but not limited to fees of accountants, legal counsel and other specialists, or any other costs of administration of the Plan.

SECTION 7.8  LIABILITY AND INDEMNIFICATION.

     (a) A member of the Committee shall not be liable for any act, or failure to act, of any other member of the Committee, except to the extent that such member:

          (1) knowingly participates in, or undertakes to conceal, an act or omission of another Committee member, knowing that such act or omission is a breach of fiduciary duty to the Plan;

          (2) fails to comply with the specific responsibilities given him as a member of the Committee, and such failure enables another member of the Committee to commit a breach of fiduciary duty to the Plan; or

          (3) has knowledge of a breach of a fiduciary duty to the Plan by another member of the Committee, unless such member makes reasonable effort under the circumstances to remedy such breach.

     (b) Each member of the Committee shall be liable with respect to his own acts of willful misconduct or gross negligence concerning the Plan. The Employer may indemnify the Committee or each of its members for part or all expenses, costs, or liabilities arising out of the performance of duties required by the terms of the Plan or Trust, except for those expenses, costs, or liabilities arising out of a member's willful misconduct or gross negligence.

SECTION 7.9  RELIANCE ON STATEMENTS.

     The Committee, in any of its dealings with Participants hereunder, may conclusively rely on any written statement, representation, or documents made or provided by such Participants. For purposes of this paragraph, any writing bearing a signature which purports to be that of a Participant shall be deemed "made or provided by" such Participant.

                       ARTICLE VIII--TRUST ADMINISTRATION
                       ----------------------------------

SECTION 8.1  ESTABLISHMENT OF TRUST.

     A Trust known as the Iowa Farm Bureau Federation and Affiliates 401(k) Savings Trust has been established between the Employer and the Trustee. The assets of the Trust will be held, invested, and disposed of by the Trustee, in accordance with the provisions hereunder for the benefit of the Participants and their beneficiaries.

SECTION 8.2  TRUST PAYMENTS.

     All contributions under the Plan will be paid into and credited to the Trust, and all benefits provided hereunder will be paid from the Trust and charged thereto. The operating expenses of the Plan and Trust shall be charged to the Employer unless and until the Trustee assumes payment of them.

SECTION 8.3  BASIC RESPONSIBILITIES OF THE TRUSTEE.

     The Trustee shall have the following categories of responsibilities:

     (a) Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of an Investment Manager if the Trustee should appoint such manager as to all or a portion of the assets of the Plan;

     (b) At the direction of the Committee, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;

     (c) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Fiscal Year a written annual report per Section 8.8.

     (d) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

SECTION 8.4 INVESTMENT POWERS AND DUTIES OF THE TRUSTEE.

     (a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as a qualifies Profit Sharing Plan and Trust.

     (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

SECTION 8.5  OTHER POWERS OF THE TRUSTEE.

     The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

     (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

     (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

     (c) To vote, subject to Section 8.12, upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

     (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

     (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

     (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

     (g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

     (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

     (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

     (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

     (k) To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

     (1) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

     (m) To invest in Treasury Bills and other forms of United States government obligations;

     (n) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

     (o) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

     (p) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

     (q) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan;

     (r) Directed Investment Account. The powers granted to the Trustee shall be exercised in the sole fiduciary discretion of the Trustee. However, if Participants are so empowered by the Administrator, each Participant may direct the Trustee to separate and keep separate all or a portion of his share of his account; and further each Participant is authorized and empowered, in his sole and absolute discretion, to give directions to the Trustee in such form as the Trustee may require concerning the investment of the Participant's Directed Investment Account, among the class or classes of investments that are authorized, chosen and made available to the Participants by the Administrator, including Common Stock of any participating Employer if such Common Stock is regularly traded on a recognized security exchange. Neither the Trustee nor any other persons including the Administrator or otherwise shall be under any duty to question any such direction of the Participant or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require. Notwithstanding any provision to the contrary in this Plan, a Participant who is designated by the Employer as a reporting person under Section 16(a) of the Securities Exchange Act of 1934 shall only make changes is such Participant's Directed Investment Account affecting investment in any Employer Common Stock pursuant to an irrevocable investment direction filed with the Administrator at least six (6) months prior to the date said direction is to become effective. The Trustee shall not be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Participant nor shall the Trustee be responsible for, or liable for, any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law. Any costs and expenses related to Compliance with the Participant's directions shall be borne by the Participant's Directed Investment Account.

SECTION 8.6  DUTIES OF THE TRUSTEE REGARDING PAYMENTS.

     At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

SECTION 8.7  TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES.

     The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

SECTION 8.8  ANNUAL REPORT OF THE TRUSTEE.

     Within sixty (60) days after the later of the Anniversary Date or receipt of the Employer's contribution for each Fiscal Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Fiscal Year for which such contribution was made setting forth:

     (a)  the net income, or loss, of the Trust Fund:

     (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

     (c)  the increase, or decrease, in the value of the Trust Fund;

     (d)  all payments and distributions made from the Trust Fund; and

     (e) such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

SECTION 8.9  AUDIT.

     (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose.

          Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether each of the following statements, schedules or lists, or any others that are required by Section 103 of the Act or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently:

          (1)  statement of the assets and liabilities of the Plan;

          (2)  statement of changes in net assets available to the Plan;

          (3) statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in default at the close of the Plan Year;

          (4) a list of all leases in default or uncollectible during the Plan Year;

          (5) the most recent annual statement of assets and liabilities of any bank common or collective trust fund in which Plan assets are invested or such information regarding separate accounts or trusts with a bank or insurance company as the Trustee and Administrator deem necessary; and

          (6) a schedule of each transaction or series of transactions involving an amount ms in excess of three percent (3%) of Plan assets.

          All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

     (b) If some or all of the information necessary to enable the Administrator to comply with Section 103 of the Act is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Section 103(b) of the Act within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

SECTION 8.10  RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE.

     (a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

     (b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

     (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

     (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

     (e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Fiscal Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Fiscal Year required under
          Section 7.6 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Fiscal Year. The procedures set forth in Section 7.6 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 7.6 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.6 and this subparagraph.

SECTION 8.11  TRANSFER OF INTEREST.

     Notwithstanding any other provision contained in the Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing, or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

     The Trustee may accept funds transferred from such trusts or a "conduit" Individual Retirement Account for the account of a Participant under this Plan, provided the conditions precedent to such transfer set forth in
     Section 4.13 are satisfied. In the event of such a transfer under this Plan, the Trustee shall maintain a separate, nonforfeitable "Participant's Rollover Account for the amount transferred. The Trustee may act upon the direction of the Administrator without determining the facts concerning a transfer.

8.12  PARTICIPANT VOTING RIGHTS.

     A Participant (or Beneficiary) has the right to direct the Trustee regarding the voting of any Common Stock of any Employer participating in the Plan whose Common Stock is traded on a recognized securities exchange, which is allocated to the Participant's account. The Participant's right to vote stock shall be with respect to all matters requiring a vote of stockholders. The Trustee does not have the right to vote any shares of such Common Stock which a Participant (or Beneficiary) fails to vote as authorized by this Section 8.12.

SECTION 8.13  REVERSION.

     Notwithstanding any contrary Plan provision, the Employer has no beneficial interest in the assets of the Trust and no part of the Trust shall ever revert or be repaid to the Employer, directly or indirectly, except that the Employer shall upon written request have a right to recover:

     (a) a contribution to the Plan made by mistake of fact if such contribution is returned to the Employer within one (1) year after payment of such contribution;

     (b) any contributions to the Plan if the Plan fails to initially qualify under Section 401(a) of the Code if such contributions are returned to the Employer within one year after the date of denial of qualification of the Plan;

     (c)  a contribution to the Plan which is disallowed as a deduction under
          Section 404 of the Code if such contribution (to the extent disallowed) is returned to the Employer within one year after the deduction is disallowed; and

     (d) any residual assets upon termination of the Plan if all liabilities of the Plan to Participants and their beneficiaries have been satisfied and the reversion does not contravene any provision of law.

                       ARTICLE IX--AMENDMENT. TERMINATION
                       ----------------------------------
                                   AND MERGER
                                   ----------

SECTION 9.1  AMENDMENT.

     The Board of Directors reserves the right to amend the Plan and Trust, by resolution of the Board of Directors, to the extent permitted under the Code and ERlSA. No amendment affecting the rights or duties of the Trustee shall be effective without the written consent of the Trustee.

SECTION 9.2  TERMINATION.

     (a) The Employer intends to continue the Plan indefinitely and to fund the Plan as required by law and its terms. However, the Employer reserves the right to terminate the Plan at any time. If the Plan is totally or partially terminated, a Participant whose participation in the Plan is terminated as a result of such total or partial termination shall be one hundred percent (100%) vested in such Participant's Accounts, determined as of the date of such total or partial termination.

     (b) Upon termination of the Plan, the Board of Directors shall allocate the assets of the Plan, after the payment of or set aside for the payment of all expenses, among the Participants and their beneficiaries in accordance with the Code and ERISA.

     (c) Upon termination of the Plan, and after all liabilities of the Plan to Participants and beneficiaries have been satisfied, any residual assets of the Plan shall be distributed to the Employer provided such distribution does not contravene any provision of the law or the Plan.

     (d) The allocation of retirement benefits under this Article shall be accomplished either through the continuance of the Trust, the creation of a new trust, the payment of the benefits to be provided to the Participants or beneficiaries, or the purchase of annuity contracts, as determined by the Board of Directors.

SECTION 9.3  MERGER. CONSOLIDATION OR TRANSFER.

     The Employer shall have the right at any time to merge or consolidate the Plan with any other plan, or transfer the assets or liabilities of the Trust to any other trust provided each Participant would (if the Plan were then terminated) receive a benefit immediately after such merger, consolidation, or transfer which would equal or exceed the benefit the Participant would have been entitled to immediately before such merger, consolidation, or transfer (if the Plan were then terminated).

                           ARTICLE X--TOP HEAVY PLANS
                           --------------------------

SECTION 10.1 TOP HEAVY PLAN YEAR.

     (a) The Plan shall be "Top Heavy" in a Plan Year in which the aggregate Accounts as of the Determination Date of all Key Employees and former Key Employees exceeds sixty percent (60%) of the aggregate Accounts of all Participants and former Participants as of such date. In the event that the Plan shall be part of an Aggregation Group during any Plan Year, it shall be deemed a Top Heavy Plan and the Aggregation Group shall be deemed Top Heavy if the sum of the present value of the cumulative accrued benefits of all Key Employees and former Key Employees under all defined benefit plans which are part of the Aggregation Group plus the account balances of all Key Employees and former Key Employees under all defined contribution plans, which are part of such Aggregation Group as of the Determination Date exceeds sixty percent (60%) of the sum of such cumulative accrued benefits and account balances of all Participants and former Participants in all such plans as of such Determination Date. The Plan shall be deemed to be part of an Aggregation Group in the event it and any other plan or plans maintained by the Employer or an Affiliate which cover Key Employees must be treated as a single plan in order to meet the requirements of Sections 401(a)(4) or 410 of the Code. However, the Employer may elect to treat the Plan as part of an Aggregation Group with any other plan or plans maintained by the Employer or an Affiliate, provided that all such plans in such group would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

     (b) For purposes of calculating the Top Heavy ratios described in Section 10.1(a), aggregate distributions made with respect to Employees under all tax qualified plans under Section 401(a) of the Code and maintained by the Employer or an Affiliate for the last five (5) years ending on the Determination Date shall be taken into account, unless such distributions were made under a Plan which has terminated and which is not required to be taken into account in an Aggregation Group. Furthermore, if any individual has not performed an Hour of Service at any time during the five-(5) year period ending on the Determination Date, the accounts of such individual shall not be taken into account.

     (c) Notwithstanding this Section 10.1, the determination of whether the Plan is Top Heavy shall in all cases be made with reference to Section 416(g) the Code.

SECTION 10.2 MINIMUM BENEFIT.

     (a) Each Participant who is a Non-Key Employee and is employed by the Employer on the last day of a Top Heavy Plan Year, regardless of the number of Hours of Service, shall have a minimum Employer contribution made to his Employer Contributions Account equal to the lesser of:

          (1) Three percent (3%) of his 415 Compensation earned during the Plan Year; or

          (2) The percentage of his 415 Compensation earned during the Plan Year which is equal to the percentage at which Employer contributions are allocated for such year to the Key Employee for whom such percentage is the highest.

     (b) For purposes of determining the minimum contribution referred to in Paragraph (a) (1) of this Section, the Employer may not consider any Non-Key Employee's Employee Salary Deferral Contributions as Employer contributions. However, any Key Employee's Employee Salary Deferral Contributions are taken into account in determining the amount referred to in Paragraph (a)(2) of this Section.

SECTION 10.3 CODE SECTION 415 CHANGES.

     In any Limitation Year in which the Plan is Top Heavy, the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall be changed by substituting the number "1.0" for "1.25" wherever it appears in the definition of such terms, unless the requirements of Section 416(h)(2) of the Code are met with respect to the provision of additional benefits for non-Key Employees. However, in any Limitation Year in which the Plan is Super Top Heavy, "1.0" will be substituted for "1.25" in any event.

SECTION 10.4 MINIMUM VESTING.

     All Participants' Accounts are one hundred percent (100%) immediately vested in non-Top Heavy and Top Heavy Plan Years.

                         ARTICLE XI--GENERAL PROVISIONS
                         ------------------------------

SECTION 11.1 GOVERNING LAW.

     The Plan is established under, and its validity, construction and effect shall be governed by the laws of the State of Iowa. The parties to the Trust intend that the Plan be qualified under Section 401(a) of the Code, and the Trust be exempt from taxation under Section 501(a) of the Code, and any ambiguities in its construction shall be resolved in favor of an interpretation which will affect such intention.

SECTION 11.2 POWER TO ENFORCE.

     The Committee shall have authority to enforce the Plan on behalf of any and all persons having or claiming any interest in the Trust or Plan.

SECTION 11.3 ALIENATION OF BENEFITS.

     Benefits under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any such benefits be in any way liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such benefits. This Section shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

SECTION 11.4 NOT AN EMPLOYMENT CONTRACT.

     The Plan is not and shall not be deemed to constitute a contract between the Employer and any employee, or to be a consideration for, or an inducement to, or a condition of, the employment of any employee. Nothing contained in the Plan shall give or be deemed to give an employee the right to remain in the employment of the Employer or to interfere with the right to be retained in the employ of the Employer any legal or equitable right against the Employer, or to interfere with the right of the Employer to discharge or retire any employee at any time.

SECTION 11.5 DISCRETIONARY ACTS.

     Any discretionary acts to be taken under the Plan with respect to the classification of Employees, contributions, or benefits shall be nondiscriminatory and uniform in nature and applicable to all persons similarly situated.

SECTION 11.6 INTERPRETATION.

     If any provision or provisions of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect, unless the effect thereof would be to materially alter or defeat the purposes of the Plan. All terms of the Plan and all discretion granted hereunder shall be uniformly and consistently applied to all the Employees, Participants and beneficiaries.

                            ARTICLE XLI--DEFINITIONS

As used herein the following words and phrases shall have the meaning and application set forth below:

ACCOUNTS. "Accounts" shall mean the interest of a Participant in the assets of the Trust.

ACT.  "Act" shall mean the Tax Reform Act of 1986.

ACTUAL CONTRIBUTION PERCENTAGE. "Actual Contribution Percentage" shall mean the average of the quotients, determined separately for each Participant, that the sum of the After-Tax Contributions made to the After-Tax Contribution Account of the Participant and the Matching Contributions made to the Employer Contribution Account for the Participant for a Plan Year, bears to the Participant's 414(s) Compensation for such Plan Year.

ACTUAL DEFERRAL PERCENTAGE. "Actual Deferral Percentage" shall mean the average of the quotients, determined separately for each Participant, that the aggregate Salary Deferral Contributions and Qualified Nonelective Contributions, made to the Deferral Account of the Participant for a Plan Year, bears to the Participant's 414(s) Compensation for such Plan Year.

AFFILIATE.  "Affiliate" shall mean:

     (a)  a member of a controlled group of corporations, within the meaning of
          Section 414(b) of the Code;

     (b) an unincorporated trade or business which is in common control with the Employer as determined in accordance with Section 414(c) of the Code; or

     (c) an affiliated service group within the meaning of Section 414(m) of the Code.

AFTER-TAX CONTRIBUTION ACCOUNT. "After-Tax Contribution Account" shall mean the separate account maintained for each Participant reflecting After-Tax Contributions allocated under Section 4.1(g) and earnings or losses thereon.

ANNUAL ADDITION. "Annual Addition" shall mean the sum of the following amounts allocated to a Participant's Accounts for a Limitation Year, which shall include Employee Salary Deferral Contributions and Qualified Nonelective Contributions as Employer contributions:

     (a)  employer contributions;

     (b)  employee contributions; and,

     (c)  forfeitures.

BOARD OF DIRECTORS. "Board of Directors" shall mean the board of directors of the Employer.

CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

COMMITTEE.  "Committee" shall mean the persons described in Section 7.2.

COMPENSATION. "Compensation" shall mean the remuneration paid to an Employee by the Employer, for services rendered to the Employer during a Plan Year, including bonuses, commissions, and overtime, but excluding:

     (a) contributions, that are excluded from the employees taxable income, under any retirement or life insurance program maintained by the Employer with the exception of any salary reduction amounts an Employee elects to contribute into a cafeteria plan sponsored by the Employer under Section 125 of the Code and any Salary Deferral Contributions a Participant elects to defer under this Plan;

     (b) contributions, that are excluded from the employee's taxable income, under any health or welfare plan maintained by the Employer with the exception of any salary reduction amounts an Employee elects to defer into a cafeteria plan sponsored by the Employer under Section 125 of the Code;

     (c) amounts realized from the exercise of any nonqualified stock option or amounts realized from the lapse of restrictions on restricted property held by the Employee;

     (d) amounts realized from the sale, exchange, or other disposition of stock acquired under an incentive stock option or qualified stock option;

     (e) amounts for which the Employee receives special tax benefit, such as premiums for group term life insurance, (but only to the extent the premiums are not included in the gross income of the Employee); and

     (f) for Plan Years beginning after December 31, 1988 and before January 1, 1994, amounts in excess of $200,000 as adjusted under Section 401(a)(17) of the Code.

     (g) for Plan Years beginning after December 31, 1993, amounts in excess of $150,000 as adjusted under Section 401(a)(17) of the Code.

DEFERRAL ACCOUNT. "Deferral Account" shall mean the separate account maintained for each Participant reflecting Salary Deferral Contributions allocated under
Section 4.1(a), Qualifying Nonelective Contributions under Section 4.1(b), and earnings thereon.

DEFINED BENEFIT PLAN FRACTION. The "Defined Benefit Plan Fraction" for any year shall be equal to the quotient of:

     (a) the projected annual benefit of the Participant under the defined benefit plan(s), (determined as of the close of the Limitation Year), divided

     (b)  the lesser of:

          (1) the product of 1.25 times the dollar limitation under Section 415(b)(1)(A) of the Code (as adjusted, if necessary) for such year; or

          (2) the product of 1.4 times the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such individual for such Limitation Year.

DEFINED CONTRIBUTION PLAN FRACTION. "Defined Contribution Plan Fraction" for any Limitation Year shall be equal to the quotient of:

     (a) the sum of the actual Annual Additions to the Participant's accounts at the close of the Limitation Year, divided by

     (b) the sum of the lesser of the following amounts determined for such year and for each prior Year of Service of the Employer:

          (1) the product of 1.25 times the dollar limitation under Section 415(c)(1)(A) of the Code in effect for such Limitation Year (determined without regard to Section 415(c)(6) of the Code); or

          (2) the product of 1.4 times the amount which may be taken into account under Section 415(c)(1)(b) for such Limitation Year.

DETERMINATION DATE. "Determination Date" shall mean the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such first Plan Year.

DISABILITY. "Disability" shall mean a Participant's permanent and total incapacity of engaging in any employment for the Employer for physical or mental reasons. Disability shall be deemed to exist only when a written application has been filed with the Committee by or on behalf of such Participant and when such Disability is certified to the Committee by a licensed physician approved by the Committee; provided, however, that in the event any such Participant meets the requirements for disability benefits under the Social Security law then in effect, he shall therefore be deemed to be disabled within the meaning of this definition.

EFFECTIVE DATE.  "Effective Date" shall mean the date specified in Section 1.2.

ELIGIBLE EMPLOYEE.  "Eligible Employee" shall mean all Employees, except:

     (a) Employees who are included in a unit of employees covered by an agreement between employee representatives and the Employer if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer;

     (b) Employees who are nonresident aliens with no earned income from sources within the United States;

     (c) Financed Agents, as that term is defined in the Employers personnel manual;

     (d)  Leased Employees; and

     (c) Temporary employees, as that term is defined in the Employers personnel manual.

EMPLOYEE. "Employee" shall mean a person who is in the employ of the Employer, excluding the following:

     (a) all directors who are not in the Employer's employ in any other capacity; and

     (b)  independent contractors.

EMPLOYER. "Employer" shall mean Iowa Farm Bureau Federation, any successor through merger, consolidation, or purchase of substantially all of the Employer's assets or business which, within ninety (90) days after such succession, agrees to continue this Plan, and any other Affiliate which adopts the Plan, and whereby Iowa Farm Bureau Federation approves such adoption.

EMPLOYER CONTRIBUTION ACCOUNT. "Employer Contribution Account" shall mean the separate account maintained for each Participant reflecting Matching Contributions allocated under Section 4.1(b) and earnings or losses thereon.

ENTRY DATE.  "Entry Date" shall mean the first day of each calendar month.

ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

EXCESS AMOUNT. "Excess Amount" shall mean for any Participant for the Limitation Year, the excess, if any, of the "annual additions" which would be credited to his account under terms of the Plan without regard to the limitations of Section 415 of the Code, over the maximum "annual additions" determined pursuant to Section 4.2.

FIVE PERCENT (5%) OWNER. "Five Percent (5%) Owner" shall mean any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding shares of stock of the Employer, or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer, calculated without taking into account the attribution rules of Sections 414(b), (c), and (m) of the Code.

FLEXIBLE CREDITS. "Flexible Credits" shall mean any employer provided credits, under the Iowa Farm Bureau Federation and Affiliated Companies Flexible Benefits Plan (the Flexible Benefit Plan), which the Participant elects to defer under
Section 3.1 of the Plan. A Participant's employer provided credits will first be applied to purchase the other welfare benefits, elected by the Participant, under the Flexible Benefits Plan before any credits may be deferred under the Plan.

414(S) COMPENSATION. "414(s) Compensation" shall mean a Participant's compensation as defined in Section 414(s) of the Code and the Regulations thereunder, for the Plan Year and shall include

Salary Deferral Contributions to this Plan. If not otherwise prohibited by law, each Plan Year the Committee may elect to limit the compensation taken into account to compensation received by an Employee while the Employee is a Plan Participant. For Plan Years beginning after December 31, 1993, "414(s) Compensation" shall not exceed $150,000 (as adjusted under Section 401(a)(17) of the Code).

415 COMPENSATION. "415 Compensation" shall mean a Participant's compensation as defined in Section 415(c)(3) of the Code, and the Regulations thereunder for the Limitation Year. For Plan Years beginning after December 31, 1988, "415 Compensation" shall not exceed $150,000 (as adjusted under Section 401(a)(17) of the Code). For Plan Years beginning after December 31, 1993, "415 Compensation" shall not exceed $150,000 (as adjusted under Section 401(a)(17) of the Code).

HIGHLY COMPENSATED EMPLOYEE. "Highly Compensated Employee" shall have the same meaning as defined in Section 414(q) of the Code and the Regulations thereunder.

     (a) Generally, this shall include the group consisting of employees who, during the current or preceding Plan Year, were either:

          (1)  at any time a five percent (5%) Owner of the Employer;

          (2) in receipt of 415 Compensation in excess of $75,000, as indexed for inflation in the same manner as under Code Section 415(d);

          (3) in receipt of 415 Compensation in excess of $50,000, as indexed for inflation in the same manner as under Code Section 415(d), and in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of 415 Compensation paid during such year; or

          (4) at any time an officer of the Employer with 415 Compensation in excess of fifty percent (50%) of the amount in effect under
               Section 415(b)(1)(A) of the Code for such Plan Year.

     (b) In the case of the year for which the relevant determination is being made, an employee not described in Paragraph (2), (3), or (4) for the preceding Plan Year (without regard to this paragraph) shall not be treated as described in Paragraph (2), (3), or (4) unless such employee is a member of the group consisting of one hundred (100) employees paid the greatest 415 Compensation during the year for which the determination is being made.

     (c) For purposes of this Section, the determination of "415 Compensation" shall be made without regard to Sections 125, 402(a)(8), 402(h)(1)(B) of the Code and, in the case of Employer contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code. This definition of "415 Compensation" shall be consistent with Section 414(q)(7) of the Code and the Regulations thereunder.

     (d) The applicable dollar limits referred to in Paragraphs (2) and (3) of this Section which shall be applied, are those in effect for the calendar year in which the preceding year or determination year begins.

     (e)  For purposes of Paragraph (a)(4) of this Section, no more than fifty
          (50) employees (or, if lesser, the greater of three (3) employees or ten percent (10%) of the employees) shall be treated as officers. However, if for any year no officer of the employer is described in Paragraph (a)(4) of this Section, the highest paid officer of the employer for such year shall be treated as described in such paragraph.

     (f) This definition of Highly Compensated Employee, shall incorporate by reference all such relevant rules as contained in Section 414(q) of the Code and the Regulations thereunder, as needed to make a determination of such group. Such rules include, but are not limited to, rules regarding the definition of "employee", inclusion of former employees, treatment of certain family members, and which employees may be excluded in determining the Highly Compensated Employee.

HIGHLY COMPENSATED GROUP. "Highly Compensated Group" shall mean the group of Highly Compensated Employees who are Participants in the Plan.

HOUR OF SERVICE.  "Hour of Service" shall mean:

     (a) each hour for which an Employee is directly or indirectly compensated or entitled to Compensation for the performance of duties for the Employer or an Affiliate;

     (b) each hour for which an Employee is directly or indirectly compensated or entitled to Compensation by the Employer or an Affiliate (irrespective of whether the employment relationship has terminated) for reasons other than for the performance of duties, such as vacation, holidays, sickness, disability, layoff, jury duty, military duty, or leave of absence; and

     (c) each hour for which back pay is awarded or agreed to by the Employer or an Affiliate without regard to mitigation of damages. Hours of Service under this Paragraph (c) shall be credited to the Employee for the Plan Year(s) to which the award or agreement pertains rather than for the Plan Year in which the award, agreement or payment is made.

     (d) for purposes of the provisions of (c) above, an Hour of Service required to be credited under Paragraphs (a) or (b) above, shall not also be credited under Paragraph (c) above.

The following rules shall apply for purposes of the provisions of Paragraph (b) above:

     (a) no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties whether or not such period occurs during a single Plan Year;

     (b) an hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; and

     (c) Hours of Service shall not be credited to an Employee for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of determining an Hour of Service, a payment shall be deemed to be made by or due from the Employer if such payment is made or due on behalf of the Employer through a trust fund, an insurer to which the Employer contributes or pays premiums, or any other entity regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of all Employees.

Solely for purposes of determining whether a One-Year Break in Service has occurred in a Plan Year, an individual who is absent from work for maternity or paternity reasons shall receive credit for Hours of Service which would otherwise have been credited to such individual but for such absence, or, in any case in which such Hours of Service cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this provision, an absence from work for maternity or paternity reasons means an absence:

     (a)  by reason of the pregnancy of the individual;

     (b)  by reason of the birth of a child of the individual;

     (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or

     (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Hours of Service credited under this paragraph shall be credited in either the Plan Year in which the absence begins if such crediting is necessary to prevent a One-Year Break in Service in that Plan Year, or, in any other case, the following Plan Year. Notwithstanding anything contained in this provision, no more than 501 Hours of Service shall be credited to an Employee for maternity or paternity reasons.

An Employee shall furnish to the Committee such timely information as the Committee requires to establish that the absence is for maternity or paternity reasons and the duration of such absence. Notwithstanding anything contained in this provision, an Hour of Service shall be determined in accordance with Department of Labor Regulations 2530.200b-2(b) and (c).

KEY EMPLOYEE. "Key Employee" shall mean any employee as defined in Section 416(i) of the Code and the Regulations thereunder. This generally includes the following:

     (a) an employee who at any time during the Plan Year containing the Determination Date for the Plan Year to be tested, or any of the four
          (4) preceding Plan Years is:

          (1) an officer of the Employer or Affiliate having annual 415 Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the Plan Year ends;

          (2) one of the ten (10) employees of the Employer having annual 415 Compensation from the Employer of more than the limitation in effect under 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the Employer;

          (3)  a Five Percent (5%) Owner; or

          (4) a One Percent (1%) Owner of the Employer if his 415 Compensation from the Employer exceeds $150,000;

     (b) For purposes of determining whether the Plan is Top Heavy, the term "Key Employee" shall include all beneficiaries of a Key Employee.

     (c) For purposes of determining the number of officers in Paragraph 1 of this Section, no more than fifty (50) employees (or, if lesser, the greater of 3 or ten percent (10%) of the employees) shall be treated as officers.

     (d) For purposes of this Section, the determination of "415 Compensation" shall be made without regard to Sections 125, 402(a)(8), 402(h)(1)(B) of the Code and, in the case of Employer contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code. This definition of "415 Compensation" shall be consistent with Section 414(q) of the Code and the Regulations thereunder.

     (e) Notwithstanding this Section, the determination of whether an employee is a "Key Employee" shall in all cases be made with reference to
          Section 416 of the Code.

LEASED EMPLOYEES. "Leased Employee" shall mean an individual who is not otherwise an Employee but who provides services to the Employer if:

     (a) such services are provided pursuant to an agreement between the Employer and any other person;

     (b) such individual has performed such services for the Employer (or a related person within the meaning of 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one (1) year; and

     (c) such services are of a type historically performed by Employees in the business field of the Employer.

LIMITATION YEAR.  "Limitation Year" shall mean the Plan Year.

MATCHING CONTRIBUTION. "Matching Contribution" shall mean the Employer contributions described in Section 3.3 which are contributed to the employer contribution account under Section 4.1(b).

MAXIMUM PERMISSIBLE AMOUNT. "Maximum Permissible Amount" shall mean the lesser of:

     (a) $30,000 (or if greater, one-fourth of the dollar limitation in effect under Section 415(b)(1)(A), as adjusted periodically as provided in
          Section 415(d)(1) of the Code), or

     (b) twenty-five percent (25%) of the Participant's 415 Compensation for the Limitation Year.

If there is a Limitation Year which is less than twelve (12) full months in duration, the $30,000 limitation (or larger if adjusted) shall be multiplied by the fraction consisting of the number of months in the short Limitation Year over twelve (12).

NON-HIGHLY COMPENSATED GROUP. "Non-Highly Compensated Group" shall mean the group of Participants who are not part of the Highly Compensated Group during a Plan Year.

NON-KEY EMPLOYEE. "Non-Key Employee" shall mean any Employee who is not a Key Employee. "Non-Key Employee" shall include all beneficiaries of a Non-Key Employee.

NORMAL RETIREMENT AGE.  "Normal Retirement Age" shall mean age 65.

ONE PERCENT (1%) OWNER. "One Percent (1%) Owner" shall mean any person who would be a Five Percent (5%) Owner as defined in this Plan, if the term "1% Owner" was substituted for "5% Owner" where it appears in the definition.

ONE-YEAR BREAK IN SERVICE. "One-Year Break in Service" shall mean a Plan Year in which the Participant completes less than 501 Hours of Service. However, for any Plan Year which is a short plan year of less than twelve (12) full months in duration, the 501 Hours of Service requirement shall be prorated by multiplying 501 hours by the fraction consisting of the number of months in the short plan year over twelve (12).

PARTICIPANT.  "Participant" shall mean:

     (a)  an Employee who participates in the Plan under Article II;

     (b) a former Employee who had participated in the Plan under Article II, and who continues to be entitled to a benefit under the Plan; or

     (c) a former Employee who has participated in the Plan under Article II, and who has not yet incurred a One-Year Break in Service.

PLAN. "Plan" shall mean the Iowa Farm Bureau Federation 401(k) Savings Plan, as set forth herein.

PLAN YEAR. "Plan Year" shall mean the twelve- (12) month period which begins on the first day of January and ends on the last day of December.

PROFIT SHARING ACCOUNT. "Profit Sharing Account" shall mean the separate account maintained for each Participant reflecting Profit Sharing Contributions allocated under Section 4.1(c) and earnings or losses thereon.

PROFIT SHARING CONTRIBUTIONS. "Profit Sharing Contributions" shall mean the contributions allocated to a Participant's Profit Sharing Account under Section 4.1(c).

ROLLOVER ACCOUNT. "Rollover Account" shall mean the separate account to which contributions are made under Section 3.8.

SALARY DEFERRAL CONTRIBUTIONS. "Salary Deferral Contributions" shall mean the Compensation and Flexible Credits a Participant elected to defer pursuant to
Section 3.1 which are allocated to a Participant's Deferral Account under
Section 4.1(a).

SPOUSE. "Spouse" shall mean the Spouse or surviving Spouse of a Participant, and a former Spouse to the extent provided under a "Qualified Domestic Relations Order" as described in Section 414(p) of the Code. For purposes of the one (1) year of marriage requirement in this paragraph, if a Participant marries within one (1) year before the date retirement benefits are to commence, and the Participant and his Spouse in such marriage have been married for at least a one
(1) year period ending on or before the date of the Participant's death, such Participant and such Spouse shall be treated as having been married throughout the one (1) year period ending on the date retirement benefits are to commence.

SUPER TOP HEAVY.  "Super Top Heavy" shall mean a Top Heavy Plan as determined in
Section 10.1, except that "90%" shall be substituted for "60%" in every place that it appears in Section 10.1.

TRUST.  "Trust" shall mean the trust set forth in Section 8.1.

TRUSTEE. "Trustee" shall mean the party or parties named under the Trust who shall have exclusive authority and discretion to manage and control the assets of the Plan, except to the extent that the Plan expressly provides that the Trustee is subject to the direction of the Committee.

VALUATION DATE. "Valuation Date" shall mean the last day of the Plan Year, and any such other date or dates deemed appropriate by the Committee.

YEAR OF SERVICE. "Year of Service" shall mean a twelve- (12) month period during which an Employee is credited with at least 1,000 Hours of Service.

     (a) For any Plan Year which is a short plan year of less than twelve- (12) full months in duration, the 1,000 Hours of Service requirement shall be prorated by multiplying the 1,000 hours by the fraction consisting of the number of months in the short plan year over twelve (12).

     (b)  For purposes of determining a Year of Service, the initial twelve-
          (12) month period shall begin on the date of the Employee's commencement of employment or latest reemployment with the Employer. Subsequent 12-month periods shall be measured by reference to the Plan Year. An Employee will be deemed to have commenced employment or reemployment on the first day he is credited with performing an Hour of Service after such employment or reemployment.

     (c) For each Eligible Employee who, immediately preceding his employment with the Employer, was employed by:

          (1)  The American Farm Bureau Federation,
          (2)  any state Farm Bureau Federation, or
          (3) any company affiliated with a state Farm Bureau Federation by virtue of stock control or through management contract,

     service with such prior organization shall be credited in determining Years of Service hereunder.


                                      *****

IN WITNESS WHEREOF, the parties have executed the Plan on the 19th day of July, 1996.



                         IOWA FARM BUREAU FEDERATION
                         FARM BUREAU MANAGEMENT CORPORATION
                         FARM BUREAU LIFE INSURANCE COMPANY
                         FARM BUREAU MUTUAL INSURANCE COMPANY


                         By: Edward M. Wiederstein
                             ------------------------------------------------
                             President


                         FBL FINANCIAL GROUP, INC.

                         By: Edward M. Wiederstein
                             ------------------------------------------------
                             Chairman

                         COMMUNICATIONS PROVIDERS, INC.


                         By: Darryl Jahn
                             ------------------------------------------------
                             Vice President


                         TRUSTEE

                         Edward M. Wiederstein
                         ----------------------------------------------------
                         President, Iowa Farm Bureau Federation


                         TRUSTEE

                         Eugene R. Maahs
                         ----------------------------------------------------
                         Secretary and Treasurer, Iowa Farm Bureau Federation